EXHIBIT 99.1
AP Lifeway 2Q Sales Rise 26 Percent Wednesday July 5, 9:49 am ET

Lifeway Foods 2nd-Quarter Revenue Jumps 26 Percent, Helped by New Organic Milk Product

MORTON GROVE, Ill. (AP) -- Lifeway Foods Inc., a maker of a milk-based cultured drink called kefir, said Wednesday second-quarter revenue rose 26 percent, helped by a new organic milk product targeted toward kids.

Revenue jumped to $6.4 million from $5.1 million during the same period last year. The company introduced Probugs Organic Whole Milk Kefir during the quarter.

Lifeway CEO Julie Smolyansky also said she is confident the company's strong first-half results will continue in the second half of 2006 as Lifeway gains more distribution.

Shares rose 25 cents, or 2 percent, to $13 during morning trading on the Nasdaq.